UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 24, 2015

WAVE SYSTEMS CORP.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2015, the Board of Directors (the “Board”) of Wave Systems Corp. (the “Company”) approved amendments (the “Amendments”) to the Restated By-Laws of the Company (the “By-Laws”), effective immediately upon adoption by the Board, to: (i) allow for the majority election of members of the Board; (ii) allow the Chairman or Chief Executive Officer of the Company to call certain meetings of the Board at any time; (iii) provide for certain notices to be sent via electronic mail; and (iv) make certain other non-substantive changes. A summary of the Amendments are set forth below:

•
Majority Elections: Article III, Section 1(b) was amended to provide that each member of the Board is to be elected by the vote of a majority of votes cast at any meeting for the election of directors at which a quorum is present. If an election is contested, then the election of directors is to be by a plurality of votes cast.

•
Chairman/CEO Call for Meetings: Article III, Section 4 was amended to provide that the Chairman of the Board or Chief Executive Officer of the Company may call meetings other than regular meetings at any time.

•	Electronic Mail Notice: Article III, Section 4 was amended to provide that notice of each Board meeting may be given to each director via electronic mail at least one day before that meeting.

•	Use of Electronic Transmission: A new Article XIV was added to allow the Company to use “electronic transmission” to the full extent allowed by the Delaware General Corporation Law.
The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

3.1	Restated By-Laws of Wave Systems Corp., as amended as of April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer

Dated: April 30, 2015

EXHIBIT INDEX

Exhibit	Description

3.1	Restated By-Laws of Wave Systems Corp., as amended as of April 24, 2015.